Exhibit 99.1

USG Corporation Reports 2012 Third Quarter Results

Third Quarter 2012 vs. Third Quarter 2011

Consolidated Business Highlights (continuing operations)

  Sales increased 9 percent to $828 million
  Operating profit of $29 million compared to operating loss of $79 million
  Adjusted operating profit of $32 million compared to adjusted operating loss of $20 million

Business Unit Highlights (continuing operations)

  U.S. Gypsum wallboard shipments totaled 1.20 BSF vs. 1.05 BSF
  U.S. Gypsum average wallboard price of $131.97 per thousand square feet vs. $111.66
  Worldwide Ceilings operating profit increased 9 percent to $24 million
  L&W same store net sales increased 10 percent
  SHEETROCK® Brand UltraLight Panels accounted for 47 percent of all USG wallboard shipments in the United States

CHICAGO--(BUSINESS WIRE)--October 18, 2012--USG Corporation (NYSE:USG), a leading building products company, today reported third quarter 2012 net sales from continuing operations of $828 million, up 9 percent from third quarter 2011 net sales from continuing operations of $763 million. USG’s third quarter operating profit from continuing operations was $29 million compared to a $79 million operating loss from continuing operations in the third quarter of 2011. The third quarter 2012 net loss from both continuing and discontinued operations was $29 million, or $0.28 per share. This result compares to a $115 million net loss from both continuing and discontinued operations in the third quarter of 2011, or $1.09 per share. During the third quarter, the Corporation announced it had entered into a definitive agreement to sell its European operations. Although that sale has not yet been consummated, results from European operations have been reported as discontinued operations for the 2012 and 2011 periods. Those operations reported net sales of $27 million and operating profit of $1 million for the third quarter of 2012, and $29 million and $3 million, respectively, for the third quarter of 2011.

“Our innovative new products, modest demand improvement, new wallboard pricing strategy and recent restructuring efforts contributed to our third consecutive quarter of positive operating profit,” said James S. Metcalf, Chairman, President and CEO. “We achieved continued wallboard volume growth, and price was essentially flat compared to the prior quarter, with any improvement offset by regional and channel mix and freight cost fluctuations. In addition to strengthening our core businesses, the announced sale of our European operations is another great example of USG’s Plan to Win. Completion of this sale will allow us to reallocate assets from a lower-growth market to joint ventures supporting higher-growth markets in India, which will allow us to diversify the company’s earnings and offset some of the cyclicality in our core businesses.”

The corporation’s adjusted operating profit from continuing operations was $32 million in the third quarter of 2012, which compares to an adjusted operating loss from continuing operations of $20 million in the third quarter of 2011. A reconciliation of adjusted operating profit to operating profit is set forth on a schedule attached hereto. The operating profit from continuing operations in the third quarter of 2012 includes $3 million in restructuring and long-lived asset impairment charges and a $3 million increase in reserves for potential claims.

“While wallboard demand remains significantly below historical averages,” Metcalf said. “I am pleased with our progress in 2012, and look forward to further improvement as we continue working towards positive net earnings.”

A conference call is being held today at 10:00 A.M. Central Time during which USG senior management will discuss the corporation’s operating results. The conference call will be webcast on the USG website, www.usg.com, in the Investor Relations section. The dial-in number for the conference call is 1-800-315-2944 (1-847-413-2929 for international callers), and the pass code is 33348213. After the live webcast, a replay of the webcast will be available on the USG website. In addition, a telephonic replay of the call will be available until Friday, October 26, 2012. The replay dial-in number is 1-888-843-7419 (1-630-652-3042 for international callers), and the pass code is 33348213.

USG Corporation is a manufacturer and distributor of high-performance building systems through its United States Gypsum Company, USG Interiors, LLC, L&W Supply Corporation and other subsidiaries. Headquartered in Chicago, USG’s worldwide operations serve the commercial, residential, and repair and remodel construction markets. USG’s wall, ceiling, flooring and roofing products provide leading-edge building solutions for customers, while L&W Supply branch locations efficiently stock and deliver building materials nationwide. For additional information, visit the USG website at www.usg.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions. Actual business, market or other conditions may differ from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Actual results may differ due to various other factors, including: economic conditions, such as the levels of new home and other construction activity, employment levels, the availability of mortgage, construction and other financing, mortgage and other interest rates, housing affordability and supply, the levels of foreclosures and home resales, currency exchange rates and consumer confidence; capital markets conditions and the availability of borrowings under our credit agreement or other financings; competitive conditions, such as price, service and product competition; shortages in raw materials; changes in raw material, energy, transportation and employee benefit costs; the loss of one or more major customers and our customers’ ability to meet their financial obligations to us; capacity utilization rates for us and the industry; changes in laws or regulations, including environmental and safety regulations; the outcome in contested litigation matters; our ability to complete surplus asset sales and other divestitures; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this press release.

USG CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions except per share data)
(Unaudited)

	Three Months		Nine Months
	ended September 30,		ended September 30,
	2012	2011 (1)	2012	2011 (1)

Net sales	$828	$763	$2,409	$2,184

Cost of products sold	722	717	2,099	2,064

Gross profit	106	46	310	120

Selling and administrative expenses	74	66	224	213

Restructuring and long-lived asset
impairment charges	3	59	5	70

Operating profit (loss)	29	(79)	81	(163)

Interest expense	50	54	154	158
Interest income	(1)	(1)	(3)	(5)
Loss on extinguishment of debt	-	-	41	-
Other income, net	(1)	-	(2)	(1)

Loss from continuing operations before income taxes	(19)	(132)	(109)	(315)

Income tax expense (benefit)	11	(15)	9	(19)

Loss from continuing operations	(30)	(117)	(118)	(296)

Income from discontinued operations	1	2	5	6

Net loss	$(29)	$(115)	$(113)	$(290)

Earnings per common share - basic:
Loss from continuing operations	$(0.29)	$(1.11)	$(1.11)	$(2.85)
Income from discontinued operations	0.01	0.02	0.04	0.05
Net loss	$(0.28)	$(1.09)	$(1.07)	$(2.80)

Earnings per common share - diluted:
Loss from continuing operations	$(0.29)	$(1.11)	$(1.11)	$(2.85)
Income from discontinued operations	0.01	0.02	0.04	0.05
Net loss	$(0.28)	$(1.09)	$(1.07)	$(2.80)

Average common shares	107,380,328	105,304,781	106,128,123	103,592,899
Average diluted common shares	107,380,328	105,304,781	106,128,123	103,592,899

(1) Prior-period amounts have been adjusted to reflect our European businesses as discontinued operations.

USG CORPORATION
CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(Unaudited)

	As of	As of
	September 30,	December 31,
	2012	2011 (1)

Assets
Current Assets:
Cash and cash equivalents	$437	$365
Short-term marketable securities	89	164
Restricted cash	18	1
Receivables (net of reserves - $15 and $17)	347	316
Inventories	302	292
Income taxes receivable	7	8
Deferred income taxes	4	4
Other current assets	44	54
Assets related to discontinued operations	38	35
Total current assets	1,286	1,239

Long-term marketable securities	41	122
Property, plant and equipment (net of accumulated
depreciation and depletion - $1,709 and $1,602)	2,083	2,104
Deferred income taxes	21	25
Other assets	233	229

Total Assets	$3,664	$3,719

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$244	$226
Accrued expenses	276	258
Current portion of long-term debt	5	7
Deferred income taxes	12	12
Income taxes payable	3	6
Liabilities related to discontinued operations	17	15
Total current liabilities	557	524

Long-term debt	2,306	2,297
Deferred income taxes	6	7
Other liabilities	673	735
Total liabilities	3,542	3,563

Stockholders' Equity:
Preferred stock	-	-
Common stock	11	10
Treasury stock	-	-
Additional paid-in capital	2,592	2,561
Accumulated other comprehensive loss	(139)	(174)
Retained earnings (accumulated deficit)	(2,355)	(2,241)
Stockholders' equity of parent	109	156
Noncontrolling interest	13	-
Total stockholders' equity including noncontrolling interest	122	156

Total Liabilities and Stockholders' Equity	$3,664	$3,719

Other Information:
Total cash and cash equivalents and marketable securities	$567	$651
Borrowing availability from lines of credit	214	183
Total Liquidity	$781	$834

(1) Prior-period amounts have been adjusted to reflect our European businesses as discontinued operations.

USG CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(Unaudited)

	Nine Months
	ended September 30,
	2012	2011 (1)

Operating Activities
Net loss	$(113)	$(290)
Less: Income from discontinued operations	5	6
Loss from continuing operations	(118)	(296)

Adjustments to reconcile loss from continuing operations to net cash:
Depreciation, depletion and amortization	116	123
Loss on extinguishment of debt	41	-
Long-lived asset impairment charges	1	52
Share-based compensation expense	15	19
Deferred income taxes	4	(12)
Noncash income tax benefit	-	(3)
Gain on asset dispositions	(8)	(1)
(Increase) decrease in working capital:
Receivables	(33)	(50)
Income taxes receivable	2	(4)
Inventories	(11)	(29)
Prepaid expenses	2	(2)
Payables	17	35
Accrued expenses	25	(8)
Decrease (increase) in other assets	3	(8)
(Decrease) increase in other liabilities	(29)	2
Other, net	-	2
Net cash provided by (used for) operating activities	27	(180)

Investing Activities
Purchases of marketable securities	(115)	(295)
Sales or maturities of marketable securities	269	251
Capital expenditures	(41)	(37)
Acquisition of mining rights	(16)	-
Net proceeds from asset dispositions	14	3
Investments in joint ventures	(14)	-
Loan to joint venture	(4)	(4)
(Deposit) return of restricted cash	(16)	2
Net cash provided by (used for) investing activities	77	(80)

Financing Activities
Issuance of debt	248	-
Repayment of debt	(281)	(5)
Payment of debt issuance fees	(5)	-
Loan from venture partner	2	-
Issuance of common stock	1	-
Repurchases of common stock to satisfy
employee tax withholding obligations	(5)	(3)
Net cash used for financing activities	(40)	(8)

Effect of exchange rate change on cash	5	(11)

Net cash provided by operating activities - discontinued operations	4	6
Net cash used for investing activities - discontinued operations	(1)	-

Net increase (decrease) in cash and cash equivalents	72	(273)
Cash and cash equivalents at beginning of period	365	629
Cash and cash equivalents at end of period	$437	$356

Supplemental Cash Flow Disclosures:
Interest paid	$146	$141
Income taxes paid, net	5	7
Amount in accounts payable for capital expenditures	2	1

(1) Prior-period amounts have been adjusted to reflect our European businesses as discontinued operations.

USG CORPORATION
CORE BUSINESS RESULTS
(dollars in millions)
(Unaudited)

	Three Months		Nine Months
	ended September 30,		ended September 30,
	2012	2011 (1)	2012	2011 (1)
Net Sales:

North American Gypsum:
United States Gypsum Company	$382	$332	$1,131	$972
CGC Inc. (gypsum)	81	78	248	230
USG Mexico, S.A. de C.V.	42	42	122	123
Other subsidiaries*	20	10	39	24
Eliminations	(29)	(25)	(85)	(76)
Total	496	437	1,455	1,273

Worldwide Ceilings:
USG Interiors, Inc.	121	121	353	343
USG International	32	30	95	85
CGC Inc. (ceilings)	15	15	49	52
Eliminations	(13)	(12)	(38)	(37)
Total	155	154	459	443

Building Products Distribution:
L&W Supply Corporation	300	283	863	796

Eliminations	(123)	(111)	(368)	(328)
Total USG Corporation	$828	$763	$2,409	$2,184

Operating Profit (Loss):

North American Gypsum:
United States Gypsum Company	$22	$(10)	$77	$(60)
CGC Inc. (gypsum)	3	(7)	8	(2)
USG Mexico, S.A. de C.V.	6	6	15	16
Other subsidiaries*	5	(59)	(1)	(69)
Eliminations	(1)	-	(1)	-
Total	35	(70)	98	(115)

Worldwide Ceilings:
USG Interiors, Inc.	21	18	61	51
USG International	1	1	-	3
CGC Inc. (ceilings)	2	3	8	11
Total	24	22	69	65

Building Products Distribution:
L&W Supply Corporation	(10)	(17)	(23)	(53)

Corporate	(18)	(16)	(57)	(60)
Eliminations	(2)	2	(6)	-
Total USG Corporation	$29	$(79)	$81	$(163)

(1) Prior-period amounts have been adjusted to reflect our European businesses as discontinued operations.

* Includes our shipping company, our mining operation in Little Narrows, Nova Scotia, Canada, and, for 2011, our mining operation in Windsor, Nova Scotia, Canada.

USG CORPORATION
RECONCILIATION of ADJUSTED OPERATING PROFIT (LOSS) to REPORTED GAAP OPERATING PROFIT (LOSS)
(dollars in millions)
(Unaudited)

	Three Months		Nine Months
	ended September 30,		ended September 30,
	2012	2011 (1)	2012	2011 (1)

Adjusted Operating Profit (Loss):
North American Gypsum	$36	$(18)	$102	$(54)
Worldwide Ceilings	24	22	70	65
Building Products Distribution	(8)	(10)	(23)	(45)
Corporate	(18)	(16)	(57)	(59)
Eliminations	(2)	2	(6)	-
Total	32	(20)	86	(93)

Restructuring and Long-Lived
Asset Impairment Charges:
North American Gypsum	1	52	4	61
Worldwide Ceilings	-	-	1	-
Building Products Distribution	2	7	-	8
Corporate	-	-	-	1
Total	3	59	5	70

Reported GAAP Operating Profit (Loss):
North American Gypsum	35	(70)	98	(115)
Worldwide Ceilings	24	22	69	65
Building Products Distribution	(10)	(17)	(23)	(53)
Corporate	(18)	(16)	(57)	(60)
Eliminations	(2)	2	(6)	-
Total	29	(79)	81	(163)

(1) Prior-period amounts have been adjusted to reflect our European businesses as discontinued operations.

References to Adjusted Operating Profit (Loss) are non-GAAP measures. Management believes this information provides investors with a more useful comparison of the corporation's ongoing business performance.

UNITED STATES GYPSUM COMPANY
WALLBOARD REALIZED SELLING PRICES AND SHIPMENTS

	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter		Full Year
Year	Price	Volume	Price	Volume	Price	Volume	Price	Volume	Price	Volume
2012	$130.43	1.16	$132.09	1.15	$131.97	1.20

2011	$109.15	0.99	$111.55	0.99	$111.66	1.05	$112.59	1.09	$111.27	4.11

Wallboard price reflects amount per one thousand square feet.
Volume expressed in billions of square feet.

CONTACT:
USG Corporation
Media Inquiries: 312/436-4356
Investor Relations: 312/436-6098